Exhibit 99.1

Cheniere Energy, Inc. Terminates Negotiations to Acquire Cheniere Energy Partners LP Holdings, LLC

Houston, Texas – December 9, 2016 – Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG) announced today that it has terminated negotiations with the conflicts committee of the board of directors of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE MKT: CQH) regarding Cheniere’s previously announced non-binding proposal to acquire all of the publicly held shares of Cheniere Partners Holdings not already owned by Cheniere in a stock-for-stock merger transaction.

The proposed transaction was subject to the negotiation and execution of a definitive agreement and approval of such definitive agreement by the board of directors of Cheniere, the board of directors of Cheniere Partners Holdings and a conflicts committee established by the board of directors of Cheniere Partners Holdings. As previously announced, the consideration initially offered by Cheniere was 0.5049 Cheniere shares for each outstanding publicly-held share of Cheniere Partners Holdings, which represented a premium of approximately 3.0% over the closing price of Cheniere Partners Holdings’ shares based on the closing prices of Cheniere Partners Holdings’ shares and of Cheniere’s shares as of September 29, 2016, or a premium of approximately 7.0% over the 30-trading day average CQH / LNG exchange ratio as of September 29, 2016. After more than 6 weeks of negotiations, and despite raising the offer to an exchange ratio of 0.54 (representing a premium of approximately 10% over the closing price of Cheniere Partners Holdings’ shares based on the closing prices of Cheniere Partners Holdings’ shares and of Cheniere’s shares as of September 29, 2016, or a premium of approximately 14% over the 30-trading day average CQH / LNG exchange ratio as of September 29, 2016), Cheniere has determined that no acceptable definitive agreement can be reached with the conflicts committee at this time.

Cheniere currently owns 80.1% of the issued and outstanding shares of Cheniere Partners Holdings. Cheniere may, subject to market and general economic conditions and other factors, purchase additional shares of Cheniere Partners Holdings in the open market or in privately negotiated transactions from time to time.

About Cheniere

Cheniere Energy, Inc., a Houston-based energy company primarily engaged in LNG-related businesses, owns and operates the Sabine Pass LNG terminal in Louisiana. Directly and through its subsidiary, Cheniere Energy Partners, L.P., Cheniere is developing, constructing, and operating liquefaction projects near Corpus Christi, Texas and at the Sabine Pass LNG terminal, respectively. Cheniere is also exploring a limited number of opportunities directly related to its existing LNG business.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements using words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology generally involve forward-looking statements. The forward-looking statements contained herein (including statements regarding Cheniere’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact) are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained herein are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements as a result of numerous factors, including, but not limited to, factors affecting future results disclosed in Cheniere’s filings with the SEC (available at the SEC’s website at www.sec.gov), including but not limited to those discussed under Item 1A, “Risk Factors”, in Cheniere’s Annual Report on Form 10-K for the year ended December 31, 2015. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

CONTACTS:

Investors: Randy Bhatia: 713-375-5479

Media: Faith Parker: 713-375-5663

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